Exhibit 23.3

CONSENT OF INDEPENDENT EXPERTS

Marshall Miller & Associates, Inc. hereby consents to the incorporation by reference into this Registration Statement on Form S-3 (Registration Statement No. 333-132243) of TECO Energy, Inc. (the “Company”) of the information contained in our audit report, dated as of January 30, 2009, regarding the coal reserves of the Company’s subsidiaries, the results of which audit are reflected in the Company’s Annual Report on Form 10-K.

Marshall Miller & Associates, Inc.

/s/ K. Scott Keim
K. Scott Keim
President

February 23, 2009